Exhibit 99.1

IPIC® ENTERTAINMENT ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

REITERATES FULL YEAR 2019 OUTLOOK; UPDATES FOUR KEY STRATEGIC INITIATIVES

●	2018 Revenue of $148.3 million, up 2.8%

●	2018 Comparable-store sales growth of 1.4%

●	2018 Store-level EBITDA of $15.1 million, up 3.4%

BOCA RATON, FL (Globe Newswire) – March 12, 2019 – IPIC® Entertainment Inc. (“IPIC” or the “Company”) (NASDAQ: IPIC), creators of America’s coveted IPIC® luxury theater-and-restaurant destinations, today reported financial results for the fourth quarter and full year ended December 31, 2018. The Company also reiterated its full year 2019 outlook for the full year ended December 31, 2019 and updated its four key strategic initiatives designed to create long-term value for stockholders.

Hamid Hashemi, Founder & Chief Executive Officer of IPIC® Entertainment, commented, “Our fourth quarter marked an improvement in our key profitability metrics compared to the year-ago period, an achievement we intend to build upon in 2019. Significant growth in our social and experiential revenue enabled us to achieve topline growth of 2.8% in 2018 despite losing considerable screen capacity during the conversion of five theaters to Generation III auditoriums. Coupled with newly implemented cost control measures, we were able to grow Store-level EBITDA by 3.4% despite headwinds from minimum wage increases and losses of screens.”

Hashemi added, “This year, we are forging ahead with executing the four key strategic initiatives that we believe are critical to creating long-term value for stockholders. Through comparable-store sales leverage and effective cost control efforts, we intend to improve the profitability at existing locations, leading to a substantial increase in Store-level EBITDA and a narrowing of our Adjusted EBITDA loss. We will continue to build on the success of our sponsorship and membership program to drive high-margin revenue in 2019 and beyond. We opened our newest IPIC location in Delray Beach, FL last week which is already garnering rave reviews and will be opening another IPIC location in Irvine, CA during the fourth quarter. We have a robust pipeline of domestic sites with up to four scheduled openings for 2020. Finally, we are also pursuing international growth opportunities and eagerly await our operating license for Saudi Arabia.”

Fourth Quarter 2018 Financial Results Compared to Prior Year

●	Total revenue of $37.8 million compared to $38.9 million.

●	Comparable-store sales decrease of 0.6%.

●	Net loss of $(14.3) million, inclusive of $4.4 million in property and equipment impairment charges, compared to $(10.6) million.

●	Store-level EBITDA* of $5.3 million compared to $4.9 million; an increase of 9.1% despite lower revenues in the comparable period.

●	EBITDA* loss of $(5.3) million, inclusive of $4.4 million in property and equipment impairment charges, compared to $(1.2) million.

●	Adjusted EBITDA* of $1.0 million compared to $0.7 million.

Full Year 2018 Financial Results Compared to Prior Year

●	Total revenue of $148.3 million compared to $144.3 million, despite significant screen closures due to remodeling five of our sites.

●	Comparable-store sales growth of 1.4%. Excluding our remodel sites, comparable-store sales growth of 6.7%.

●	Net loss of $(56.8) million, inclusive of $9.4 million in equity-based compensation expense, $4.4 million in impairment of property and equipment, and $1.8 million in loss on abandonment of lease, compared to $(44.5) million.

●	Store-level EBITDA* of $15.1 million compared to $14.6 million; an increase of 3.4%.

●	EBITDA* loss of $(21.4) million, inclusive of $9.4 million in equity-based compensation expense, $4.4 million in impairment of property and equipment, and $1.8 million in loss on abandonment of lease, compared to $(8.7) million.

●	Adjusted EBITDA* of $(2.9) million compared to $(0.7) million.

* Store-level EBITDA, EBITDA, and Adjusted EBITDA are non-GAAP measures. Reconciliations of store-level EBITDA, EBITDA and adjusted EBITDA to net income (loss), the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Non-GAAP Financial Measures.”

Full Year 2019 Financial Outlook

●	Total revenue of $153 million to $158 million.

●	Comparable-store sales growth of low-to-mid single digits.

●	Store-level EBITDA* of $19 million to $21 million.

●	Adjusted EBITDA* of $(3.0) million to $(1.0) million.

●	Two domestic openings: Delray Beach, FL in the first quarter and Irvine, CA in the fourth quarter.

●	Capital expenditures of $17 million to $19 million, net of tenant improvement dollars, marking a substantial decrease from 2018.

Key Strategic Initiatives

1.	Improving Profitability at Existing Locations:

●	IPIC intends to realize greater cost efficiencies, which combined with comparable-store sales growth, should yield higher profitability at the Store-level. Under the current cost structure, the Company generally estimates that roughly 30% of any comparable-store sales growth that exceeds the cost of inflation in that store would flow through to Adjusted EBITDA.

●	IPIC implemented a new labor scheduling technology in January 2019 across all locations which is expected to increase labor productivity by up to 100 basis points this year despite continuing increases in minimum wage rates affecting certain locations and the tight labor market overall.

2.	Increasing Alternative Revenue Streams:

●	IPIC launched a new Access Membership Rewards™ program that offers exciting new benefits and plans to its affluent customer base. The Company will continue leveraging its growing membership network as the brand expands and increases its market presence.

●	IPIC projects membership and sponsorship revenues to grow at a faster pace than other revenue streams for the foreseeable future.

3.	Opening New IPIC Locations Domestically:

●	IPIC currently operates 123 screens at 16 locations in nine.

●	The Company opened its newest location in Delray Beach, FL on March 7th, and will open another location in Irvine, CA in the fourth quarter. The Company expects to open up to four new domestic units in 2020 and thereafter.

●	There are currently three locations under construction and a pipeline of an additional 12 sites that either have a signed lease or are in lease negotiations.

4.	Pursuing International Growth Opportunities:

●	The Company is actively exploring the potential to expand the IPIC® brand internationally through licensed and/or asset-light partnerships.

●	IPIC has already been cleared to receive its license to operate theaters in The Kingdom of Saudi Arabia and should receive its license once required final documents are processed. The first one-of-a-kind, world-class luxurious IPIC® theater-and-restaurant location in Saudi Arabia will be in Riyadh, the county’s capital and main financial hub.

●	The Company believes the market in Saudi Arabia is large enough to support 25 to 30 IPIC® locations within the next ten years and over time expects to expand to all parts of the country.

Recent Events

●	Ms. Carla D’Alessandro was appointed as IPIC’s Chief Marketing Officer on February 19, 2019. In this role, she will lead and oversee all marketing efforts across the entire IPIC brand portfolio including theaters, restaurants, experiential content, membership and partnership strategies. D’Alessandro joins IPIC after building out digital capabilities and leading innovative marketing programs for Fortune 500 brands at Zimmerman Advertising by creating a best in class digital experience, customer acquisition and database loyalty programs to grow market share and revenue.

●	IPIC revealed a new brand identity on February 28, 2019 that was introduced through a variety of media and physical applications including the launch of the new website. The new brand identity will further enhance IPIC’s on-site activations and strategic brand partnerships.

●	The IPIC Delray Beach located in the new 4th & 5th Delray shopping plaza opened on March 6, 2019. The 429-seat luxury theater showcases IPIC’s patent-pending Premium Plus seating Pods, arriving with courtesy personal pillows and blankets and complimentary popcorn throughout the film. The location also marks a milestone for the city’s downtown as its first movie theater to open in over 40 years.

●	On March 12, 2019 IPIC received a letter from The Nasdaq Capital Market regarding its Listing Rule 5550(b)(2) (the “Rule”). Since the market value of the Company’s listed securities has been $35 million or greater for the last 10 consecutive business days, February 26th to March 11th, IPIC has regained compliance with the Rule and the matter is now closed.

Conference Call

IPIC will host a conference call today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (201) 389-0878. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13687968. The replay will be available until April 12, 2019.

The conference call will also be webcast live from the Company’s Investor Relations website at investors.ipictheaters.com. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

Key Financial Definitions

New store openings – Our ability to expand our business and reach new guests is influenced by the opening of additional IPIC locations in both new and existing markets. The success of our new IPIC locations is indicative of our brand appeal and the efficacy of our site selection and operating models.

Comparable-store sales – Comparable-store sales are a year-over-year comparison of sales at IPIC locations open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable IPICs consisted of 14 and 15 IPICs as of the end of the fourth quarter of 2017 and 2018, respectively. From period to period, comparable-store sales are generally impacted by attendance and average spend per person. Spend per person is, in turn, composed of pricing and sales-mix changes.

Store-level EBITDA – A non-GAAP measure, Store-level EBITDA consists of total revenues less Store-level expenses that include food-and beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization.

Adjusted EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization, and which also excludes equity-based compensation expense, losses on the disposal of property and equipment, as well as certain non-recurring items that the Company does not believe directly reflect its core operations.

About IPIC® Entertainment Inc.

Established in 2010 and headquartered in Boca Raton, FL, IPIC® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, IPIC® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and restaurants. IPIC® Theaters offers guests two tiers of luxury leather seating, Premium Chaise lounge and Premium Plus pod or reclining seating options. IPIC® Theaters currently operates 16 locations with 123 screens in Arizona, California, Florida, Illinois, Maryland, New Jersey, New York, Texas, and Washington and new locations planned for Georgia, Texas, California and Connecticut. For more information, visit www.ipic.com.

Forward-Looking Statements

This press release includes ’‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our financial outlook for the full year 2019; our expectations with respect to the opening of new locations in the near and long term; our expectations with respect to capital expenditures and improvements to existing locations; our expectations with respect to international growth; and our ability to grow our membership network. Such forward-looking statements can be identified by the use of words such as ’’should,’’ ’‘may,’’ ’‘intends,’’ ’‘anticipates,’’ ’‘believes,’’ ’‘estimates,’’ ’‘projects,’’ ’‘forecasts,’’ ’‘expects,’’ ’‘plans,’’ and ’‘proposes’’ or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: our inability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets, including international markets; our inability to optimize our theater circuit through new construction and transforming our existing theaters; competition from other theater chains and restaurants; our inability to operate profitably; our dependence on a small number of suppliers for motion picture products; our inability to manage fluctuations in attendance in the motion picture exhibition industry; our inability to address the increased use of alternative film delivery methods or other forms of entertainment; our ability to serve menu items that appeal to our guests and to avoid food safety problems; our inability to obtain sufficient capital to open up new units, to renovate existing units and to deploy strategic initiatives; our ability to address issues associated with entering into long-term non-cancelable leases; our inability to protect against security breaches of confidential guest information; our inability to manage our growth; our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; our inability to manage our substantial level of outstanding debt; our ability to continue as a going concern; our failure to meet any operational and financial performance guidance we provide to the public; our ability to compete and succeed in a highly competitive and evolving industry; we have identified a material weakness in our internal control over financial reporting which may result in our financial statements containing material misstatements or cause us to fail to meet our periodic reporting obligations and other factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this press release are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

iPic Entertainment, Inc.
Consolidated Statements of Operations
(unaudited, in thousands)

	Twelve Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

Revenues
Food and beverage	$76,139	$75,731	$19,095	$20,460
Theater	68,760	66,891	$17,832	17,882
Other	3,446	1,720	903	575
Total revenues	148,345	144,342	37,830	38,917

Operating expenses
Cost of food and beverage	20,198	20,407	4,923	5,252
Cost of theater	28,396	28,801	6,683	7,821
Operating payroll and benefits	38,942	38,592	9,688	10,017
Occupancy expenses	18,625	17,896	4,658	4,453
Other operating expenses	29,803	26,653	8,071	7,977
General and administrative expenses	27,357	15,264	4,631	4,204
Depreciation and amortization expense	18,300	19,686	4,568	5,135
Pre-opening expenses	112	1,634	94	-
Impairment of property and equipment	4,430	3,760	4,430	428
Loss on abandonment of lease	1,839	-	-	-
Operating expenses	188,002	172,693	47,746	45,287

Operating loss	(39,657)	(28,351)	(9,916)	(6,370)

Other Expense
Interest expense, net	(17,078)	(16,091)	(4,363)	(4,173)
Other income (expense)	-	5	-	-
Total other income (expense)	(17,078)	(16,086)	(4,363)	(4,173)

Net loss before income tax expense	$(56,735)	$(44,437)	$(14,279)	$(10,543)

Income tax expense	30	87	30	22

Net loss	(56,765)	(44,524)	(14,309)	(10,565)
Less: Net loss attributable to non-controlling interests	(33,566)	-	(5,405)	-
Net loss attributable to iPic Entertainment, Inc.	$(23,199)	$(44,524)	$(8,904)	$(10,565)

iPic Entertainment, Inc.
Consolidated Balance Sheet Data
(unaudited, in thousands)

	December 31, 2018	December 31, 2017

Cash and cash equivalents	$6,026	$10,505
Current assets	14,926	20,439
Property and equipment, net	143,539	141,166
Total assets	158,724	162,073
Current liabilities	29,607	37,497
Long-term debt – related party	188,261	142,603
Total stockholders’ / members’ deficit	(140,744)	(124,225)

iPic Entertainment, Inc.
Non-GAAP Financial Measures

(unaudited, in thousands)

	Twelve Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

Net loss	$(56,765)	$(44,524)	$(14,309)	$(10,565)
Plus:
Interest expense	17,078	16,091	4,363	4,173
Income tax expense	30	87	30	22
Depreciation and amortization expense	18,300	19,686	4,568	5,135
EBITDA	(21,357)	(8,660)	(5,348)	(1,235)

Plus:
Pre-opening expenses	112	1,634	94	-
Other Income	-	(5)	-	-
Equity-based compensation	9,380	-	272	-
Impairment of property and equipment	4,430	3,760	4,430	428
Loss on abandonment of lease	1,839	-	-	-
Non-recurring charges	2,678	2,576	1,542	1,507
Adjusted EBITDA	(2,918)	(695)	990	700

Plus:
General and administrative expense, net of equity-based compensation	17,977	15,264	4,359	4,204
Store-Level EBITDA	$15,059	$14,569	$5,349	$4,904

Non-GAAP Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA and Store-Level EBITDA are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

“EBITDA” means, for any reporting period, net loss before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as EBITDA adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening expenses, other income and loss on disposal of property and equipment, impairment of property and equipment as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.

“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our locations, individually and as an entirety. Store-Level EBITDA is defined by us as EBITDA adjusted for pre-opening expenses, other income, loss on disposal of property and equipment, impairment of property and equipment, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments used to calculate the non-GAAP financial measures contained in this press release.

EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our locations, both individually and in entirety.

EBITDA, Adjusted EBITDA and Store-Level EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, IPIC openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

Investor Relations:

ICR

Raphael Gross

IPICIR@icrinc.com

203-682-8253

Media Relations:

The Gab Group for IPIC® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500